Exhibit 4.9

                               DELTA MUTUAL, INC.
                               6% PROMISSORY NOTE

$71,731.29                                                       March 22, 2005

                                                     Sellersville, Pennsylvania

      FOR VALUE RECEIVED, DELTA MUTUAL INC., a Delaware corporation (the "Company"), with offices at 111 North Branch Street, Sellersville, PA 18960, promises to pay to Neil Berman, an individual, (the "Lender"), of 21346 St. Andrews Blvd., # 421, Boca Raton, FL 33433 in lawful money of the United States of America, the principal sum of Seventy One Thousand Seven Hundred Thirty One and Twenty Nine Hundredths Dollars ($71,731.29), together with interest from the date of this Note on the unpaid principal balance at a rate equal to six percent (6.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days and compounded quarterly on the last day of each calendar quarter. One third of the original principal amount, together with any then unpaid and accrued interest, and other amounts payable hereunder, shall be due and payable in three equal installments on (i) the Maturity Dates (as defined below), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Lender or made automatically due and payable in accordance with the terms hereof.

      The following is a statement of the rights of the Lender and the conditions to which this Note is subject, and to which the Lender, by the acceptance of this Note, agrees:

      1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

      1.1 "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

      1.2 Event of Default" has the meaning given in Section 6 hereof.

      1.3 "Lender" shall mean the Person specified in the introductory paragraph of this Note.

      1.4 "Maturity Dates" shall mean each of June 21, September 19 and December 20, 2005.

      1.5 "Obligations" shall mean all obligations, owed by the Company to the Lender, now existing or hereafter arising under or pursuant to the terms of this Note

      1.6 "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock the Company, a limited liability the Company, an unincorporated association, a joint venture or other entity or a governmental authority.
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      2. Interest. All accrued and unpaid interest on this Note shall be due and payable on the Maturity Dates.

      3. Seniority. This Note shall be senior to all general obligations of the Company including, trade payables and other obligations incurred in the ordinary course of business.

      4. Repayment at the Company's Option. At any time prior to the Maturity Dates, the Company may repay this Note, including all interest accrued on this Note, without penalty or premium, in whole or in part; provided that any such repayment will be applied first to the payment of unpaid interest accrued on this Note and second, to the payment of principal of this Note.

      5. Representations and Warranties of The Lender. The Lender represents and warrants to the Company upon the acquisition of the Note as follows:

5.1 Binding Obligation. The Lender has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

5.2 Own Account. The Lender is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Lender has such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

      6. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

6.1 Failure to Pay. If the Company shall fail to pay any principal or interest payment, or any other payment required under the terms of this Note, on the date due and such payment shall not have been made within fifteen (15) business days of the Company's receipt of written notice from the Lender of such failure to pay;

6.2 Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property,
      (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

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6.3   Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the
      appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

      7. Rights of The Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 6.2 and 6.3) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6.2 and 6.3, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      8. Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of the Company and the Lender of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

      10. Transfer of this Note. This Note may not be sold, assigned or transferred by the Lender. The Company shall treat the Lender hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

      11. Assignment by The Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender.

      12. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses or facsimile numbers of the parties. All such notices and communications shall be effective
(a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

      13. Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

      14. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
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      15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions of the Commonwealth of Pennsylvania, or of any other state.

      IN WITNESS WHEREOF, The Company has caused this Note to be issued as of the date first written above.

                                        DELTA MUTUAL, INC.
                                        a Delaware corporation

                                        By:
                                            ------------------------------------
                                            Name:  Peter F. Russo
                                            Title: President & CEO